                                                                   Exhibit 10.27

                               SUBLEASE AGREEMENT
                                (BUYER SUBLEASE)

     THIS SUBLEASE AGREEMENT (this "Agreement") is made as of the 16th day of June, 2005, by and between THE BOEING COMPANY, a Delaware corporation ("Boeing"), BOEING IRB ASSET TRUST, a Delaware statutory trust ("Sublessor"), and MID-WESTERN AIRCRAFT SYSTEMS, INC., a Delaware corporation ("Sublessee").

                                   WITNESSETH:

     WHEREAS, The Boeing Company, a Delaware corporation ("Boeing") and Sublessee have entered into that certain Asset Purchase Agreement dated as of February 22, 2005 (the "Purchase Agreement"), which contemplates that Sublessee will sublease a portion of the assets (the entirety of such assets, including both the "Retained Assets" and "Transferred Assets" as hereinafter defined, the "IDB Assets") financed through the issuance by the City of Wichita, Kansas (the "Issuer") of the Issuer's Industrial Revenue Bonds (as identified by Schedule I hereto, collectively, the "Bonds"), and the provision of the proceeds of the Bonds to Boeing pursuant to each Lease Agreement listed in Schedule II hereto, as each such Lease Agreement (except the Lease Agreement dated as of December 1, 2004) was amended by the Master Amendment to Lease Agreement dated as of December 1, 2004 (collectively and as so amended, the "Lease Agreement") between the Issuer, as Lessor, and Boeing, as Lessee; and

     WHEREAS, Boeing has assigned the Lease Agreement to Sublessor pursuant to that certain Assignment Agreement of even date herewith (the "Lease Assignment"); and

     WHEREAS, Sublessee desires to sublease from Sublessor, and Sublessor desires to sublease to Sublessee, that portion of the IDB Assets listed in
Schedule III hereto, including without limitation the real property described on
Schedule IV hereto (collectively, the "Transferred Assets") for the rentals and upon the terms and conditions hereinafter set forth; and

     WHEREAS, Sublessor has subleased to Boeing that portion of the IDB Assets other than the Transferred Assets (the "Retained Assets") upon the terms and conditions set forth in that certain Sublease Agreement of even date herewith between Sublessor and Boeing (the "Boeing Sublease"); and

     WHEREAS, the Lease Agreement at Section 8.1 or Section 8.01, as the case may be, provides as follows:

          "This Lease may be assigned and the Project subleased, as a whole or in part, by Lessee without the necessity of obtaining the consent of either Issuer or Trustee, subject, however, to all of the following conditions:

               (a) No assignment shall relieve Lessee from primary liability for any obligations hereunder, and in the event of any such assignment Lessee shall continue to remain primarily liable for payment of the amounts specified in Section 5.02 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by Lessee to the same extent as though no assignment had been made.

               (b) The assignee or sublessee shall assume the obligations of Lessee hereunder to the extent of the interest assigned or subleased.

               (c) Lessee shall, within 30 days after the delivery thereof, furnish or cause to be furnished to Issuer and Trustee a true and complete copy of each assignment, assumption of obligation or sublease, as the case may be."; and

     WHEREAS, pursuant to the Lease Assignment, Boeing shall retain primary liability for its obligations under the Lease Agreement (the "IDB Obligations"); and

     WHEREAS, the payment of the principal of and interest on each issue of the Bonds is unconditionally guaranteed by The Boeing Company, as Guarantor (the "Guarantor"), pursuant to each related Guaranty Agreement listed in Schedule II hereto (collectively, the "Guaranty") between the Guarantor and The Bank of New York Trust Company, N.A. (in its own name and as successor to each other Trustee named as such by a particular Guaranty Agreement), which Guaranty will remain in full force and effect while any Bonds remain outstanding; and

     WHEREAS, Boeing agreed in connection with the issuance of the Bonds, among other things, not to take any action that would violate the IDB Obligations; and

     WHEREAS, Boeing, Sublessor and Sublessee desire that the Bonds, including the Bonds related to the Transferred Assets, remain outstanding in order that the Retained Assets and the Transferred Assets shall continue to qualify under applicable State of Kansas law for the ten calendar year ad valorem tax exemption (the "Exemption") as provided thereby; and

     WHEREAS, Sublessee henceforth will have entire operational control of the Transferred Assets and Boeing and Sublessor will have no further rights to enter, possess or otherwise operate, control or maintain the Transferred Assets; and

     WHEREAS, Boeing and Sublessee have agreed that any rent payable for the Transferred Assets has been paid as part of the purchase price under the Purchase Agreement;

     WHEREAS, Boeing's primary liability will terminate upon the respective termination of each Lease Agreement and the Guarantor's obligations under each Guaranty will terminate once the related Bonds no longer are outstanding; and

     WHEREAS, Boeing, Sublessor and Sublessee desire to provide for the purchase from time to time of the Transferred Assets, the termination of each Lease Agreement and related Guaranty and the conveyance of full legal title to the Transferred Assets from the Issuer to Boeing and from Boeing to Sublessee upon the respective terminations of each Lease Agreement.


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

     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Sublessor and Sublessee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 CERTAIN DEFINED TERMS. For purposes of this Agreement, capitalized terms that are used but not otherwise defined in this Agreement shall have the meanings given to them in the Purchase Agreement and in the Lease Agreement.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 2.01 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBLESSOR.

          (a) Each of Boeing and Sublessor represents, warrants and covenants to Sublessee that it will not violate or contravene any written representation, warranty, covenant or other agreement or obligation of Boeing or Sublessor with respect to the IDB Obligations, and, furthermore, that it will not, without the written consent or direction of Sublessee, take any action or, to the extent within its control, permit there to be taken any action the consequence of which would be that the Bonds no longer would be outstanding under each related Indenture of Trust and the Transferred Assets no longer would qualify for the Exemption; provided that Boeing or Sublessor may in its sole discretion, at the time of its choosing, and without prior notice to Sublessee, take such an action and Boeing or Sublessor may terminate this Agreement, subject to the last sentence of this Section 2.01(a), in the event there is a breach by Sublessee of its agreements, as set forth in Section 2.02 hereof. Each of Boeing and Sublessor shall also have the right, in its sole discretion and at the time of its choosing, and without prior notice to Sublessee, to take such an action and terminate this Agreement, subject to last sentence of this Section 2.01(a), for any reason (except a breach of Sublessee, as aforesaid), but only if, on or before the termination date of this Agreement, Boeing either (i) pays to Sublessee an amount equal to the then remaining dollar benefit of the Exemption with respect to the Transferred Assets, as calculated by discounting such remaining dollar benefit to the termination date using the then prime rate plus 1%; (ii) irrevocably agrees to pay to Sublessee the dollar benefit of the Exemption with respect to the Transferred Assets at the same times and in the same amounts as if the Exemption remained in effect with respect to the Transferred Assets; or
     (iii) takes such actions in cooperation with the Issuer and Sublessee as shall be required directly to qualify Sublessee for the Exemption with respect to the Transferred Assets. Boeing and Sublessee shall in good faith exert their respective commercially reasonable best efforts to cause the actions described in clause (iii) of the immediately preceding sentence to have been consummated and this Sublease to have been terminated no later than December 31, 2005 and in that connection shall jointly engage legal counsel mutually acceptable to them to represent them both before the City for that purpose (the fees and expenses of which engagement shall be borne equally by Boeing and Sublessee and which engagement shall be undertaken with such waivers of conflicts of interest as Kutak Rock LLP, Boeing and Sublessee may reasonably require). The termination date of this Agreement shall be the earlier of (x) the date this Agreement is terminated pursuant to the immediately preceding sentence, or (y) the date on which Sublessee receives legal title to the Transferred Assets in accordance with
     Section 6.02 hereof.

          (b) Boeing and Sublessor hereby represent that they have performed all duties and obligations of "Lessee" under the Lease Agreement including those relating to the ownership, operation, use and maintenance of the IDB Assets, including the Transferred Assets, financed with the proceeds of the Bonds and that the representations and warranties of "Lessee" under the Lease Agreement remain true and correct.

          (c) Each of Boeing and Sublessor hereby represents that Sublessor is the owner and holder of all of the Bonds, free and clear of any liens, security interests or adverse claims. Sublessor covenants that Sublessor will not (and Boeing covenants that it will not cause Sublessor to) sell or otherwise transfer or grant a lien or security interest in or to the Bonds, or any of them, without Sublessee's prior written consent, except pursuant to a Permitted Assignment (as defined in the trust agreement of Sublessor). Each of Boeing and Sublessor represents and covenants that it has not granted any lien or security interest in any of its interest in or to, nor has it assigned, the Lease Agreement, or any of them (other than pursuant to the Lease Assignment), and will not assign or otherwise transfer any of its interest in the Lease Agreement, including the creation of any lien or security interest in such interest, without Sublessee's prior written consent, except pursuant to a Permitted Assignment (as defined in the trust agreement of Sublessor).

          (d) Boeing covenants promptly to provide Sublessee with notice of any "event of default" under the Lease Agreement of which Boeing has actual knowledge, and to provide Sublessee with a copy of any written notice of default promptly upon receipt thereof by Boeing. Sublessor covenants promptly to provide Sublessee with notice of any "event of default" under the Lease Agreement of which Sublessor has actual knowledge, and to provide Sublessee with a copy of any written notice of default promptly upon receipt thereof by Sublessor.

          (e) Boeing and Sublessor covenant not to enter into any amendment of the Lease Agreement, or any of them, or the Lease Assignment or Boeing Sublease, without Sublessee's prior written consent, which shall not be unreasonably withheld.

          (f) Each of Boeing and Sublessor represents and warrants that neither the execution and delivery of this Agreement, the Boeing Sublease, the Lease Assignment, the trust agreement of Sublessor or the Pledge as defined therein, or the trust agreement of TBC Trust, a Delaware statutory trust (all as in effect on the date hereof), nor consummation of the transactions contemplated thereby and that occur in compliance with the terms thereof, violates the Lease Agreement.

          (g) Boeing and Sublessee each agrees to use its commercially reasonable efforts to take all necessary actions within its power and control, in each of its capacities under the IRB Documents (as that term is defined in the trust agreement of Sublessor), to make the following statements true and correct with regard to each of TBC Trust, a Delaware statutory trust ("TBC Trust" and together with Sublessor, the "Trusts"), at all times following the date hereof until such time as this Agreement has been terminated; provided that commercially reasonable efforts shall not include any action to the extent necessary or made more burdensome or costly as the result of (i) a breach of any IRB Document by the other in any capacity thereunder or (ii) any action by, or claim against, the other or any of its Affiliates in the individual capacity of the other or its Affiliate. For purposes of this Section 2.01(g), "IRB Documents" means (i) this Agreement; (ii) the trust agreement of Sublessor; (iii) the trust agreement of TBC Trust; (iv) the Lease Assignment; and (v) the Pledge (as defined in the trust agreement of Sublessor); "IRB Transactions" means the occurrence of (a) the formation of the Trusts and the execution of the trust agreements of each of the Trusts and the issuance of the Transferred Assets Ownership Class (as defined in the trust agreement of Sublessor),
     (b) the assignment to Sublessor, pursuant to the Lease Assignment, of the leases, bonds and assets identified therein, (c) the valid execution and delivery of the IRB Documents and (d) the consummation of the other transactions contemplated by the IRB Documents; and "Boeing IRB Documents" means collectively the Lease Agreement, the Guaranty and the Indentures governing the Bonds.

               (i) Each of the Trusts has been duly organized as a statutory trust under the Delaware Statutory Trust Act and has full power and authority and holds all requisite governmental licenses, permits and approvals to (A) enter into and perform its obligations under the IRB Documents to which it is a party and to consummate the IRB Transactions and (B) conduct the business to be conducted under the IRB Documents and as contemplated by the IRB Documents.

               (ii) The execution, delivery and performance of the IRB Documents by each Trust which is a party thereto and the consummation of the IRB Transactions are within each such Trust's powers, have been duly authorized by all necessary action and do not:

                    (A) contravene any law, statute, rule or regulation binding on or affecting such Trust;

                    (B) violate or result in a default or event of default or an acceleration of any rights or benefits under any Boeing IRB Document or any indenture, agreement or other instrument binding upon such Trust; or

                    (C) result in, or require the creation or imposition of, any lien on any assets of any such Trust or the Transferred Assets.

               (iii) The execution, delivery and performance of the IRB Documents by each Trust which is a party thereto and the consummation of the IRB Transactions do not contravene the trust agreement or certificate of trust of such Trust.


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

               (iv) No consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by each Trust and Boeing of the IRB Documents and the consummation of the IRB Transactions, except such as have been obtained or made and are in full force and effect.

     SECTION 2.02 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBLESSEE.

          (a) In order that Boeing and Sublessor shall not violate their agreements with respect to the IDB Obligations and that Boeing, in its capacity as Guarantor of the Bonds, shall not be at risk to incur any greater pecuniary obligation by operation of the Guaranty, Sublessee, as the sublessee and operator of the Transferred Assets, covenants and agrees with Sublessor and Boeing that, so long as the Bonds remain outstanding under each related Indenture of Trust, Sublessee will not (i) violate or contravene any written representation, warranty, covenant or other agreement or obligation of Boeing or Sublessor with respect to the IDB Obligations and (ii) cause Boeing or Sublessor to be in violation or contravention of any term of the Lease Agreement or otherwise with respect to the IDB Obligations by taking or failing to take any action within Sublessee's control; provided that Sublessee's entering into and performance of the IRB Documents to which Sublessee is a party shall not be deemed a breach of this sentence.

          (b) Sublessee further represents, warrants and covenants to Sublessor and Boeing that Sublessee (i) is a corporation organized and existing under the laws of the State of Delaware, (ii) is qualified to do business in the State of Kansas, and (iii) does hereby assume, within the meaning and for the purposes of the "Assignment and Subleasing" provisions of the Lease Agreement as recited in the preambles hereof, all of the IDB Obligations of the "Lessee" to the extent of the Transferred Assets; provided that (i) Sublessee does not assume and shall have no obligation, under this paragraph or any other provision of this Agreement, with respect to any IDB Obligations arising prior to the date of this Agreement or any, indemnity obligation with respect to any IDB Obligations occurring or existing prior to the date of this Agreement, and (ii) Sublessee's obligation to pay rent shall be as provided by Article V hereof.

          (c) Sublessee covenants, upon receipt by Sublessee or Sublessor of a written request therefor from the Issuer under Section 7.6 or Section 7.06, as the case may be, of the Lease Agreement, promptly to provide to Boeing and Sublessor the annual financial statements and reports of Sublessee, which Boeing and Sublessor may then provide to the Issuer in accordance with such section of the Lease Agreement.

          (d) Sublessee hereby acknowledges that it has received each Lease Agreement relating to the Bonds and has had the opportunity to review the agreements, obligations and covenants of Boeing set forth therein, including, in particular, those agreements, obligations, representations, warranties and covenants relating to the ownership, operation, use and maintenance of the Transferred Assets.


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

                                   ARTICLE III

                        INCORPORATION OF LEASE AGREEMENT

     Each Lease Agreement is hereby incorporated by reference into this Agreement as if it appeared in this place, it being the intention of the parties that the provisions of the Lease Agreement relating to the Lessee and the Project from and after the date of this Agreement shall apply equally to Sublessor and Sublessee in accordance with their respective interests in the IDB Assets. Accordingly, as between Boeing and Sublessor, on the one hand, and Sublessee, on the other hand, Sublessee, by virtue of its assumption under
Section 2.02(b) hereof of Sublessor's IDB Obligations to the extent of the Transferred Assets, hereby agrees that all duties, responsibilities and obligations of "Lessee" under the Lease Agreement shall be and become the duties, responsibilities and obligations of Sublessee to the extent of the Transferred Assets; provided that Sublessee's obligation to pay rent shall be as provided by Article V hereof. Sublessee agrees to cooperate with Boeing and Sublessor, and Boeing and Sublessor agree to cooperate with Sublessee if, as and when necessary (i) to permit Boeing and Sublessor (at Boeing's cost) to comply with their duties, responsibilities and obligations and to exercise their rights under the Lease Agreement and Boeing Sublease relating to the Retained Assets,
(ii) to permit Sublessee (at Sublessee's cost) to comply with its assumed duties, responsibilities and obligations and to exercise its assumed rights under the Lease Agreement relating to the Transferred Assets, and (iii) in connection with the respective applications by Boeing, Sublessor and Sublessee for the Exemption applicable to their respective portions of the IDB Assets.

                                   ARTICLE IV

                                 DEMISING CLAUSE

     Sublessor demises and leases to Sublessee, and Sublessee subleases from Sublessor, the Transferred Assets, subject only to Permitted Encumbrances (as defined in the Purchase Agreement), including the restriction that no existing building nor any building which is constructed or placed upon the property, either temporarily or permanently, shall be used for the purpose of housing any multi-game, casino-style gambling on the premises, in accordance with the provisions of this Agreement, to have and to hold for the term of this Agreement, which, subject to Section 2.01(a) hereof, shall be coterminous with the Lease Terms respectively relating to each Lease Agreement.

                                    ARTICLE V

               SUBLEASE OF ASSETS TO SUBLESSEE; RENTAL PROVISIONS

     SECTION 5.01 QUIET ENJOYMENT. Sublessor hereby covenants and agrees that it has good and valid leasehold interest in all of the Transferred Assets, free and clear of all Encumbrances, except Permitted Encumbrances (as defined by the Purchase Agreement). Sublessor covenants and agrees that it will not take any action, other than pursuant to this Agreement, to prevent Sublessee from having quiet and peaceable possession and enjoyment of the Transferred Assets during the Lease Term and will, at the request of Sublessee, and at


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Sublessee's cost, to the extent that it may lawfully do so, join in any legal action in which Sublessee asserts its right to such possession and enjoyment.

     SECTION 5.02 RENTS AND OTHER AMOUNTS PAYABLE. As and for complete and entire payment of its rentals hereunder, Sublessee agrees to pay, in accordance with the terms of the Purchase Agreement and as a part of the purchase price provided therein, to or at the direction of Boeing the amount allocated to the Transferred Assets pursuant to Section 1.4 of the Purchase Agreement, which amount Sublessor acknowledges and agrees to be the complete and entire amount of rentals for the Transferred Assets due and owing or to become due and owing to Sublessor during the Lease Term. Sublessor covenants and agrees that it will continue to pay rent through the Offset Mechanism (as that term is defined in the trust agreement of Sublessor). Sublessee shall notify Boeing and Sublessor of any event relating to the Transferred Assets that would require a payment into the Bond Fund under the Lease Agreement, but Sublessee's payment of rentals as aforesaid shall be deemed to include any such payment into the Bond Fund. Upon receipt of such a notice from Sublessee, Boeing and Sublessor shall perform in accordance with the applicable requirements of the Lease Agreement. Sublessee agrees that Boeing shall be entitled to any Bond Fund balance payable to "Lessee" upon the termination of the Lease Agreement.

     SECTION 5.03 INCOME TAX TREATMENT. Sublessor and Sublessee acknowledge that Boeing has treated itself as owner of the Transferred Assets subject to the Lease Agreement for United States federal and Kansas and other state income tax purposes and agree that, consistent with such treatment, for such purposes the Sublessor and Sublessee shall treat the Lease Assignment and this Agreement and the subletting and conveyance of Transferred Assets to Sublessee hereunder as a sale of such Transferred Assets by Boeing to Sublessee and the payment of rent hereunder as payment of purchase price for such Transferred Assets by Sublessee to Boeing (except as may be required otherwise pursuant to a final "determination" as defined in Section 1313(a) of the Internal Revenue Code of 1986, as amended, or corresponding final determination under state income tax law).

     SECTION 5.04 BOEING INDUSTRIAL DISTRICT. Sublessee is hereby designated to act on behalf of Sublessor to exercise such rights with respect to the Transferred Assets as Sublessor may have with respect to that part of the Transferred Assets that is included within the Boeing Industrial District.

                                   ARTICLE VI

                               CONVEYANCE OF TITLE

     SECTION 6.01 PURCHASE OF ASSETS. The Transferred Assets include (i) assets that no longer qualify for the Exemption (the "Non-Qualifying Assets") and (ii) assets that qualify for the Exemption, in each case until the expiration of the first 10 calendar years immediately following the year during which the Issuer issued the corresponding Bonds (the "Qualifying Assets"). Boeing and Sublessor hereby agree with respect to the Non-Qualifying Assets that they shall, and Boeing shall cause Sublessor to, proceed expeditiously in accordance with
Article X of each affected Lease Agreement (x) to purchase the IDB Assets that are Non-Qualifying Assets, (y) to terminate the related Lease Terms (as defined in the Lease


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

Agreement) and redeem the related Bonds and (z) to obtain from the Issuer such instruments as shall be necessary to convey to Sublessor full legal title in and to such IDB Assets, whereupon Sublessor shall convey title to Sublessee pursuant to Section 6.02. Boeing and Sublessor further agree with respect to the Qualifying Assets that they shall, and Boeing shall cause Sublessor to, proceed expeditiously, in accordance with Article X of each affected Lease Agreement,
(u) to purchase the IDB Assets that from time to time become Non-Qualifying Assets upon the expiration of the related 10 calendar year Exemptions, (v) to terminate the related Lease Terms (as defined in the Lease Agreement) and redeem the related Bonds and (w) to obtain from the Issuer conveyance of legal title directly to Sublessee.

     SECTION 6.02 CONVEYANCE TO SUBLESSEE. Upon receipt from time to time of legal title to the IDB Assets that are Nonqualifying Assets as provided by
Section 6.01, or upon receipt of legal title to IDB Assets that are Transferred Assets upon a termination pursuant to Section 2.01(a), Sublessor shall, and Boeing shall cause Sublessor to, without delay, in exchange for Sublessee's leasehold interest in such IDB Assets, convey full legal title (but subject to the Permitted Encumbrances (as defined in the Purchase Agreement, other than the Lease Agreements and IDB Obligations), any Encumbrance arising as a result of a breach of this Agreement or any other IRB Document by Sublessee or the Special Agent under the trust agreement of TBC Trust, and any Encumbrance arising as a result of any action or omission by Sublessee or any Affiliate of Sublessee in its individual capacity, as opposed to its capacity as an agent or owner of a Trust) in and to the Transferred Assets to Sublessee by bill of sale in the same form as Exhibit J of the Purchase Agreement (in the case of Transferred Assets that are personal property) or by special warranty deed in the same form as the Warranty Deed delivered at Closing under the Purchase Agreement (in the case of Transferred Assets that are real property), with appropriate modifications to reflect the Transferred Assets, whereupon this Agreement shall terminate and be of no force and effect with respect to such Transferred Assets. Boeing shall execute the special warranty deed to be delivered by Sublessor for the purpose of covenanting that (a) the real property conveyed by such deed is free and clear of any encumbrance done or suffered by Boeing, other than the Permitted Encumbrances and other Encumbrances described above in this Section 6.02, and
(b) Boeing will warrant and defend title to such real property against any lawful claims and demands of all persons claiming under Boeing (other than Permitted Encumbrances or any Encumbrances described above in this Section 6.02). In addition, in the case of Transferred Assets that are real property, Boeing shall execute and deliver to Sublessee a quitclaim deed conveying any interest Boeing may have in such Transferred Assets being conveyed.

     SECTION 6.03 UNDERTAKING BY BOEING. Boeing shall cause Sublessor to perform the obligations of Sublessor under this Agreement, and Boeing (in each of its capacities under the IRB Documents, as that term is defined in the trust agreement of Sublessor) shall take such actions as may be necessary and are permitted under such IRB Documents so that the obligations to Sublessee set forth in this Agreement are performed in accordance with the terms thereof (regardless of whether such obligations and the Lease Assignment are in fact enforceable), except to the extent to the extent such performance is prevented or made more burdensome or costly as the result of (i) a breach of this Agreement or any other IRB Document by Sublessee or the Special Agent under the trust agreement of TBC Trust or (ii) any action by, or claim against, Sublessee or any Affiliate of Sublessee in its individual capacity, as opposed to its capacity as an agent or owner of a Trust.


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

                                  ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.01 INCORPORATION OF RECITALS. The recitals to this Agreement are by this reference incorporated herein, as some are contractual in nature.

     SECTION 7.02 NO PUBLIC ANNOUNCEMENT. From the date of this Agreement, neither of the parties hereto shall, without the written approval of the other (such approval not to be unreasonably withheld or delayed), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by the applicable Requirements of Law, in which case such party shall allow the other party reasonable time to comment on such release or announcement and the parties shall use their reasonable time to comment on such release or announcement and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with any accounting or Securities and Exchange Commission or Canadian securities disclosure obligations or the rules of any stock exchange or national market system, provided that, to the extent practicable, the disclosing party shall provide the other party reasonable time and opportunity to comment on such disclosures.

     SECTION 7.03 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(a) when delivered personally against written receipt, (b) if sent by registered or certified mail, return receipt requested, postage prepaid, upon receipt, (c) when sent by facsimile transmission if confirmed by another means described in clause (a) or (b), and (d) one business day after deposited for delivery with a nationally recognized overnight courier service, prepaid, and shall be addressed as follows:

     If to Sublessor: c/o The Boeing Company
                      Corporate Headquarters
                      M/C 5003-1001
                      100 North Riverside
                      Chicago, IL 60606-1596
                      Attention: General Counsel
                      Facsimile: (312) 544-2829

     If to Boeing:    The Boeing Company
                      Corporate Headquarters
                      M/C 5003-1001
                      100 North Riverside
                      Chicago, IL 60606-1596
                      Attention: General Counsel
                      Facsimile: (312) 544-2829

     If to Sublessee: Mid-Western Aircraft Systems, Inc.
                      Administration Building Mailroom
                      3801 South Oliver
                      Wichita, KS 67210
                      Attention: Chief Financial Officer
                      Facsimile: (316) 526-6139

     with a copy to:  Kaye Scholer LLP
                      425 Park Avenue
                      New York, NY 10022-3598
                      Attention: Joel I. Greenberg, Esq.
                      Facsimile: (212) 836-8689

or to such other address as such party may indicate by a written notice delivered to the other parties hereto.

     SECTION 7.04 SUCCESSORS AND ASSIGNS.

          (a) Sublessor shall not assign any of its rights or interest in this Agreement without Sublessee's written consent, which consent shall not be unreasonably withheld.

          (b) Other than pursuant to (i) the Loan Documents (as defined in the Credit Agreement, dated as of June 16, 2005, among Mid-Western; Mid-Western Aircraft Systems Holdings, Inc., a Delaware corporation; Onex Wind Finance LP, a Delaware limited partnership; the financial institutions listed on
     Schedule 2.01 to such Credit Agreement; Citicorp North America, Inc., as administrative agent for the Lenders, as collateral agent, and as documentation agent; Citigroup Global Markets Inc., as sole lead arranger and bookrunner; and The Bank Of Nova Scotia and Royal Bank Of Canada, as co-arrangers and as co-syndication agents, and The Bank Of Nova Scotia, as Issuing Bank), and (ii) the Loan documents (as defined in the Credit Agreement, dated as of June 16, 2005, among Sublessee, Onex Wind Finance LP, Mid-Western Aircraft Systems Holdings, Inc. and the subsidiaries party thereto, and Boeing), Sublessee shall not assign any of its rights or interest in this Agreement, or sub-sublease all or any portion of the Transferred Assets, without Boeing's and Sublessor's prior written consent, which shall not be unreasonably withheld, except that Boeing or Sublessor may withhold its consent to an assignment to a Disqualified Person (as defined below) for any reason and at its sole discretion. Sublessee shall bear or cause its assignee or sublessee to bear all transfer taxes incurred as a result of any such assignment or sub-sublease. Sublessee shall provide Boeing and Sublessor with thirty (30) days' notice prior to any proposed assignment. Sublessee shall not delegate any of its duties or obligations under this Agreement. Sublessee may assign its right to monies due or to become due. No assignment, delegation or subcontracting by Sublessee, with or without Boeing's or Sublessor's consent, shall relieve Sublessee of any of its obligations under this Agreement or prejudice any rights of Boeing or Sublessor against Sublessee whether arising before or after the date of any assignment.

          (c) The prohibition set forth in this Section 7.04 includes, without limitation (and the following shall, subject to the immediately following sentence, be deemed to be "assignments"): (i) a consolidation or merger of Sublessee in which a Disqualified Person directly or indirectly holds, immediately after consummation of the transaction more than fifty percent (50%) of the voting power of the issued and outstanding voting stock of the corporation resulting from or surviving such transaction; (ii) the acquisition directly or indirectly by a Disqualified Person of voting stock of any corporate seller having more than fifty percent (50%) of the voting power of the issued and outstanding voting stock of Sublessee; (iii) the sale, assignment or transfer of all or substantially all of the assets of Sublessee to a Disqualified Person; and (iv) where Sublessee is a partnership, acquisition of control of such partnership by a Disqualified Person. Any consolidation, merger, acquisition of voting stock or sale, assignment or transfer of all or substantially all of the assets of Sublessee that is not prohibited by the immediately preceding sentence shall not constitute an "assignment" for purposes of this Agreement and shall not be prohibited by, or require Sublessor's consent under, this
     Section 7.04.

          A Disqualified Person is:

               (i) a Person, a principal business of which is as an original equipment manufacturer of commercial aircraft, defense systems, satellites, space launch vehicles or space vehicles;

               (ii) a Person that Boeing or Sublessor reasonably believes is unable to perform this Agreement, for reasons, including but not limited to, financial viability, export and import laws, and demonstrated past performance failures;

               (iii) a Person, that after giving effect to the transaction, would be the supplier of more than forty percent (40%) by value of the major structural components of any model of Boeing aircraft then in production, unless it is mutually agreed that significant identifiable benefits will accrue to Boeing as a result of the transaction; or,

               (iv) a Person who is one of the following companies or a parent, subsidiary or affiliate of one of the following companies: Lufthansa Technique; Israeli Aircraft Industries; HAECO; PEMCO Aeroplex, EADS/Airbus, or who is an airline or an operator of commercial aircraft in revenue service or a parent, subsidiary or affiliate of an airline or an operator of commercial aircraft in revenue service.

          (d) Sublessee shall not permit any Person described in clause (iv) of the definition of Disqualified Person to hold any voting stock of Sublessee at any time that Sublessee is not a Public Company (as defined below). Sublessee shall not enter into any agreement under which any Person described in clause (iv) of the definition of Disqualified Person is entitled to designate one or more members of Sublessee's board of directors at any time that Sublessee is a Public Company. A Public Company is any Person (i) with equity securities registered under Section 12 of the Securities Exchange Act of 1934 or which is subject to the reporting requirements of Section 15(d) of the

     Securities Exchange Act of 1934 or (ii) with equity securities traded or quoted in a domestic or foreign securities exchange or market.

          (e) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person, other than the parties and successors and assigns permitted by this Section 7.04, any right, remedy or claim under or by reason of this Agreement.

     SECTION 7.05 ENTIRE AGREEMENT. This Agreement, including the Lease Agreement incorporated herein by reference, the Schedules hereto, the Lease Assignment, the Boeing Sublease, and the Purchase Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersede all other prior agreements, understandings, term sheets, heads of terms or letters of intent between or among any of the parties hereto.

     SECTION 7.06 INTERPRETATION.

          (a) Titles and headings to sections and subsections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          (b) For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein" and "herewith" and words of similar import shall be construed to refer to this Agreement in its entirety and to all of the Schedules and not to any particular provision, unless otherwise stated, and
     (iii) the term "including" shall mean "including without limitation."

          (c) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     SECTION 7.07 AMENDMENTS AND WAIVERS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance (and, in the case of a signature by Sublessor, with the prior written consent of Boeing). Any such waiver, including any waiver of this Section 7.07, shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party (and, in the case of Sublessor, Boeing has consented in writing to such waiver). The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     SECTION 7.08 EXPENSES. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, accountants, advisors and consultants.

     SECTION 7.09 PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable Law. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     SECTION 7.10 EXECUTION IN COUNTERPARTS; FACSIMILE. This Agreement may be executed in two or more counterparts and via facsimile, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the parties hereto.

     SECTION 7.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal Laws (as opposed to the conflicts of Law provisions) of the State of Kansas.

     SECTION 7.12 JURISDICTION. The parties hereby agree that any Proceeding arising out of or related to this Agreement shall be conducted only in Wilmington, Delaware. Without limiting Section 7.12, each party hereby irrevocably consents and submits to the exclusive personal jurisdiction of and venue in the federal and state courts located in Wilmington, Delaware.

     SECTION 7.13 TIME OF ESSENCE. Time is of the essence for each and every provision of this Agreement.

     SECTION 7.14 DISPUTE RESOLUTION.

          (a) The resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, "Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this Section 7.14; provided, however, that this Section 7.14 shall not preclude any party from seeking injunctive relief in a court of competent jurisdiction without complying with the following provisions of this Section 7.14.

          (b) The parties hereto shall use all commercially reasonable efforts to settle all Disputes without resorting to mediation, arbitration or otherwise.

          (c) The party asserting a Dispute shall deliver to the other party a written notice setting forth the basis for the issue in detail, and identifying the section of this Agreement (the "Dispute Notice"). Within 10 Business Days of receipt of a Dispute Notice, the issue shall be elevated to a designated panel of four individuals, two representatives from Boeing or Sublessor, on the one hand, and two representatives from Sublessee, on the other, each such representative familiar with the Business (and out of each pair of representatives so designated, one shall be a business representative, and the other shall be a technical or accounting representative, as appropriate). The panel may be assisted by other advisors, including accountants, attorneys, and employees, in its discussions and review. Such representatives shall be empowered and authorized to bind their respective companies with respect to the matter in dispute, and to settle the issue on behalf of their respective companies. These representatives shall for 30 Business Days after receipt of the Dispute Notice, confer and in good faith make a reasonable effort to resolve the issue.

          (d) In the event that any Dispute remains unsettled after the procedures set forth in Section 7.14(c), any party hereto may commence Proceedings hereunder in any court specified in Section 7.12

     SECTION 7.15 NOTICE TO ISSUER AND TRUSTEE. Boeing and Sublessor shall, upon the execution and delivery of this Agreement, provide a copy of this Agreement, as so executed and delivered, to the Issuer and the Trustee, in satisfaction of the requirements of Section 8.1(c) or Section 8.01(c), as the case may be, of the Lease Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth hereinabove.

                                        SUBLESSOR:

                                        BOEING IRB ASSET TRUST,

                                        By: The Boeing Company, not in its
                                            individual capacity but solely as
                                            Administrative Agent


                                        By /s/ Bryan Gerard
                                           -------------------------------------
                                        Name Bryan Gerard
                                        Title Director - New Business Ventures


                                        BOEING:

                                        THE BOEING COMPANY


                                        By /s/ John Borst
                                           -------------------------------------
                                        Name John Borst
                                        Title Director - Asset Management


                                        SUBLESSEE:

                                        MID-WESTERN AIRCRAFT SYSTEMS, INC.


                                        By /s/ Nigel Wright
                                           -------------------------------------
                                        Name Nigel Wright
                                        Title Vice President, Secretary &
                                              Treasurer

Acknowledged and accepted by:

GUARANTOR:

THE BOEING COMPANY


By /s/ Bryan Gerard
   ----------------------------------
Name Bryan Gerard
Title Director - New Business Ventures

                       [Signature Page to Buyer Sublease]

                           ACKNOWLEDGMENT OF SUBLESSEE

STATE OF NEW YORK  )
                   ) ss.
COUNTY OF NEW YORK )

     I, the undersigned, a Notary Public in and for said County in said State, do hereby certify that Nigel Wright, whose name as VP, Secretary & Treasure of Mid-Western Aircraft Systems, Inc. is signed to the foregoing Sublease Agreement, and who is known to me to be such officer, acknowledged before me on this date that, being informed of the contents of said Sublease Agreement, he or she, in his or her capacity as such officers and with full authority, executed, sealed and delivered the same voluntarily for and as the act of said Company.

     Given under my hand and seal of office this 15 day of June, 2005.


[SEAL]                                  /s/ Joyce I. Francis
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

Joyce I. Francis
Notary Public, State of New York
No. 01FR6124292
Qualified in New York County
Commission Expires March 28, 2009

                           ACKNOWLEDGMENT OF SUBLESSOR

STATE OF NEW YORK  )
                   ) ss.
COUNTY OF NEW YORK )

     I, the undersigned, a Notary Public in and for said County in said State, DO HEREBY CERTIFY that Bryan Gerard, whose name as Director- New Business Ventures of The Boeing Company, solely in its capacity as Administrative Agent of BOEING IRB ASSET TRUST, is signed to the foregoing Sublease Agreement, and who is known to me to be such officers, acknowledged before me on this day that, being informed of the contents of said Sublease Agreement, he or she, in his or her capacity as such officer and with full authority, executed, sealed and delivered the same voluntarily for and as the act of said Company.

     Given under my hand and seal of office this 15 day of June, 2005.


[SEAL]                                  /s/ Joyce I. Francis
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

Joyce I. Francis
Notary Public, State of New York
No. 01FR6124292
Qualified in New York County
Commission Expires March 28, 2009

                            ACKNOWLEDGMENT OF BOEING

STATE OF NEW YORK  )
                   ) ss.
COUNTY OF NEW YORK )

     I, the undersigned, a Notary Public in and for said County in said State, DO HEREBY CERTIFY that John Borst, whose name as Director- Asset. Management of THE BOEING COMPANY is signed to the foregoing Sublease Agreement, and who is known to me to be such officer, acknowledged before me on this day that, being informed of the contents of said Sublease Agreement, he or she, in his or her capacity as such officer and with full authority, executed, sealed and delivered the same voluntarily for and as the act of said Company.

     Given under my hand and seal of office this 15 day of June, 2005.


[SEAL]                                  /s/ Joyce I. Francis
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

Joyce I. Francis
Notary Public, State of New York
No. 01FR6124292
Qualified in New York County
Commission Expires March 28, 2009

                                   SCHEDULE I

                                      BONDS

                             CITY OF WICHITA, KANSAS
                            INDUSTRIAL REVENUE BONDS
                          (THE BOEING COMPANY PROJECT)

                               Series XIX, 1981
                               Series XXIII, 1982
                               Series X, 1983
                               Series XI, 1983
                               Series VII, 1984
                               Series XVII, 1985
                               Series VIII, 1986
                               Series X, 1987
                               Series VII, 1988
                               Series II, 1989
                               Series VIII, 1990
                               Series IX, 1991
                               Series IX, 1992
                               Series VI, 1993
                               Series XIV, 1994
                               Series X, 1995
                               Series VII, 1996
                               Series XVI, 1997
                               Series XIV, 1998
                               Series XIII, 1999
                               Series VI, 2000
                               Series X, 2001
                               Series V, 2002
                               Series V, 2003
                               Series VI, 2004

                                   SCHEDULE II

                          LEASE AGREEMENT AND GUARANTY

                                               GUARANTY AGREEMENT BETWEEN THE BOEING
LEASE AGREEMENT BETWEEN CITY OF WICHITA,      COMPANY, AS GUARANTOR, AND THE BANK OF
   AS LESSOR, AND THE BOEING COMPANY, AS     NEW YORK TRUST COMPANY, N.A., AS TRUSTEE
              LESSEE, DATED:                     AND AS SUCCESSOR TRUSTEE, DATED:
----------------------------------------     ----------------------------------------
December 1, 1981*                                            December 1, 1981
December 1, 1982*                                            December 1, 1982
December 1, 1983*                                            December 1, 1983
December 1, 1983 (Lease Agreement No. 7) -                   December 1, 1983
   recorded December 16, 1983 on Film 628,
   Page 899 (Tract XII)*

December 1, 1984*                                            December 1, 1984
December 1, 1985*                                            December 1, 1985
December 1, 1986 - recorded December 16,                     December 1, 1986
   1986 on Film 853, Page 895 (Tract XV)*

December 1, 1987 - recorded December 15,                     December 1, 1987
   1987 on Film 937, Page 1120 (Tracts IX
   and XXII)*
December 1, 1988*                                            December 1, 1988
December 1, 1989 - recorded December 12,                     December 1, 1989
   1989 on Film 1084, Page 1358 (Tracts
   XXIV, XXV and XXVIII)*
December 1, 1990*                                            December 1, 1990
December 1, 1991 - recorded December 11,                     December 1, 1991
   1991 on Film 1212, Page 580 (Tract
   XVIII)*
December 1, 1992 - recorded December 15,                     December 1, 1992
   1992 on Film 1300, Page 1514 (Tract
   XIX)*
December 1, 1993*                                            December 1, 1993
December 1, 1994*                                            December 1, 1994
December 1, 1995*                                            December 1, 1995
December 1, 1996*                                            December 1, 1996
December 1, 1997*                                            December 1, 1997
December 1, 1998*                                            December 1, 1998
December 1, 1999*                                            December 1, 1999

December 1, 2000*                                            December 1, 2000
December 1, 2001*                                            December 1, 2001
December 1, 2002*                                            December 1, 2002
December 1, 2003*                                            December 1, 2003
December 1, 2004                                             December 1, 2004

* As amended by the Master Amendment to Lease Agreement dated as of December 1, 2004.

                                  SCHEDULE III

                               TRANSFERRED ASSETS

     The Transferred Assets include assets that are subject to the Lease Agreement and that would be "Assets" as determined under Section 1.1 of the Purchase Agreement (other than Section 1.1(a)(xvii) therein contained) if they were not subject to the Lease Agreement, including the following:

                                   SCHEDULE IV

                                LEGAL DESCRIPTION

TRACT IX:

The Northwest Quarter of the Northeast Quarter (NW/4 NE/4) of Section 14, Township 28 South, Range 1 East of the 6th P.M., Sedgwick County, Kansas, except the North 990 feet thereof, and except that part lying within an easement for railroad purposes, of record in the Office of the Register of Deeds in Ms. Book 164, at Page 249, and except that part lying within Industrial Park Complex Addition to Sedgwick County, Kansas, and more particularly described as follows:

Beginning at the Southwest corner of the Northwest Quarter of the Northeast Quarter (NW/4 NE/4) of Section 14, Township 28 South, Range 1 East of the 6th P.M., where found a 6" x 4" sandstone;

thence North 89 degrees 56' 38" East along the South line of said NW/4 of the NE/4, a distance of 936.55 feet, to the West line of Industrial Park Complex Addition to Sedgwick County, Kansas, where found a 1/2" I.P.;

thence North 0 degrees 39' 59" East along the West line of said Industrial Park Complex Addition a distance of 334.86 feet, where found a 3/4" I.P.;

thence North 90 degrees West a distance of 270.48 feet to a line 660 feet West of and parallel with the East line of said NW/4 of the NE/4 of Section 14, where found a 3/4" I.P.;

thence South 0 degrees 41' 12" West along said line 660 feet West of and parallel with the East line of said NW/4 of the NE/4 a distance of 49.77 feet to a line 1040 feet South of and parallel with the North line of said NW/4 of the NE/4, where set a 3/4" I.P., also being the Southeast corner of an easement for railroad purposes, of record in the Office of the Register of Deeds in Ms. Book 164, at Page 249;

thence North 90 degrees West along the South line of said easement, to the West line of said NW/4 of the NE/4, a distance of 666.06 feet, where set a 3/4" I.P.;

thence South 0 degrees 39' 41" West along the West line of said NW/4 of the NE/4 a distance of 286.00 feet to the point of beginning.

TRACT XII (REVISED LEGAL DESCRIPTION)

A portion of the West 1/2, of the Southeast 1/4, Section 14, Township 28 South, Range 1 East of the 6TH Principal Meridian, Sedgwick County, Kansas described as:

Commencing at the Southwest corner of the SE1/4, Section 14, Township 28 South, Range 1 East of the 6TH P.M.; thence bearing N00degrees46'08"W along the West line of said SE1/4, a distance of 84.20 feet to the Point of Beginning; thence continuing bearing N00degrees46'08"W along the West line of said SE1/4; a distance of 2570.46 feet to the Northwest corner of the SE1/4;

thence bearing N88degrees38'57"E along the North line of said SE1/4, a distance of 725.20 feet; thence bearing S00degrees05'40"E, a distance of 192.22 feet; thence bearing S23degrees05'11"E, a distance of 65.18 feet; thence bearing S00degrees05'38"E, a distance of 838.31 feet; thence bearing
S89degrees59'33"W, a distance of 47.21 feet; thence bearing S00degrees07'47"W, a distance of 1560.37 feet to the South line of said SE1/4; thence bearing S88degrees13'22"W along the South line of said SE1/4, a distance of 281.84 feet; thence bearing N01degrees46'38"W, a distance of 30.00 feet; thence bearing N83degrees43'20"W, a distance of 386.70 feet to the Point of Beginning.

TRACT XV:

Lots 1, 2 and 3, Block A, Sopjes Addition, Sedgwick County, Kansas.

TRACT XVIII:

Lot 1, Block 1, Boeing Industrial Addition, Sedgwick County, Kansas

TRACT XIX:

Lot 1, Block 1, Boeing MacArthur West Addition, Sedgwick County, Kansas

TRACT XXII:

Lot 1, Turnpike Industrial 3rd Addition, Wichita, Sedgwick County, Kansas, except that part described as: Commencing at the Northeast corner of said Lot 1, thence South 00 degrees 10' 41" East 311.87 feet; thence South 89 degrees 15' 44" West 615.71 feet; thence North 34.045 feet; thence West 773.05 feet to the West line of said Lot 1; thence North along the West line of said Lot 1, to a point 80.23 feet Southeasterly of the most Westerly corner of said Lot 1; thence North 47 degrees 59' 41" West 80.23 feet to the most Westerly corner of said Lot 1; thence North 42 degrees 00' 19" East 200.05 feet; thence North 89 degrees 20' 20" East 1314.02 feet to the place of beginning, and except the South 726 feet thereof.

TRACT XXIV:

Lot 3, Turnpike Industrial 3rd Addition, Wichita, Sedgwick County, Kansas.

TRACT XXV:

Beginning at a point 2244.1 feet West of the Northeast corner of the Northeast Quarter of Section 14, Township 28 South, Range 1 East of the Sixth Principal Meridian, Sedgwick County, Kansas; thence South 840 feet, more or less to the North line of Railroad right-of-way as established in Misc. Book 164, page 249; thence West 200 feet; thence North 840 feet, more or less, to the North line of
Section 14; thence East 200 feet to the point of beginning. EXCEPT the North 66 feet thereof for road purposes.

TRACT XXVI:

Beginning at a point 1986.1 feet West of the Northeast corner of Section 14, Township 28 South, Range 1 East of the Sixth Principal Meridian, Sedgwick County, Kansas; thence South 840 feet, more or less, to the North line of Railroad right-of-way as established in Misc. Book 164, page 249; thence West 258 feet; thence North 840 feet, more or less, to the North line of said Section; thence East 258 feet to the point of beginning. EXCEPT the North 66 feet thereof for road purposes.